Exhibit 2.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of November 28, 2022 (this “Agreement”), is entered into by and among:

(1)	The RoyaLand Company Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”) with registered office address C/O Conyers Corporate Services (Bermuda) Limited, Clarendon House, 2 Church Street, Hamilton, Pembroke, HM11, Bermuda;

(2)	RoyaLand Company, a Nevada corporation (“RoyaLand”); and

(3)	the stockholders of RoyaLand (each a “RoyaLand Stockholder” and together the “RoyaLand Stockholders”) who have executed a counterpart signature page to this Agreement.

BACKGROUND

A. The RoyaLand Stockholders own the number of issued and outstanding shares of Class A Common Stock and shares of Class B Common Stock of RoyaLand (the “RoyaLand Shares”) set forth on Exhibit A hereto.

B. The Company is willing to acquire all of the RoyaLand Shares, making RoyaLand a wholly owned subsidiary of the Company, and the RoyaLand Stockholders desire to exchange all of their RoyaLand Shares for such number of the Company’s authorized but unissued shares as hereinafter provided.

C. The Company shall acquire all of the issued and outstanding RoyaLand Shares held by the RoyaLand Stockholders in exchange for Class A Common Shares or Class B Common Shares in the Company (the “Company Shares”) on a one RoyaLand Share for one Company Share basis (such exchange of the Company Shares for the RoyaLand Shares is referred to in this Agreement as the “Exchange” and the ratio of RoyaLand Shares for Company Shares being the “Exchange Ratio”).

D. It is the intention of the parties hereto that the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, (the “Securities Act”), and under the applicable securities laws of the state or jurisdiction where the RoyaLand Stockholders reside.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

1. EXCHANGE OF SHARES.

(a) Exchange of Shares. The Company and each of the RoyaLand Stockholders hereby agree that each of the RoyaLand Stockholders shall, on the date hereof or as soon as practicable after the date hereof (the “Closing Date”), transfer to the Company all of its RoyaLand Shares as set out in Exhibit A, and the Company shall allot and issue to each of the RoyaLand Stockholders the number of the Company Shares set forth in Exhibit A hereto and based upon the Exchange Ratio. Notwithstanding that in connection with the Exchange each RoyaLand Stockholder will receive one share of the Company of the same class (Class A or Class B) that such RoyaLand Stockholder held in RoyaLand, the Parties agree (and Exhibit A shall reflect) that (1) Pinehurst Partners, LLC (“Pinehurst”), in consideration for contributed intellectual property and services rendered by its affiliate, Daniel J. McClory, (A) will receive 2,500,000 Class A Common Shares in exchange for 2,500,000 shares of the Class B Common Stock of RoyaLand held by Pinehurst, and (B) since Pinehurst was allotted 250,000 Class A Common Shares of the Company upon its formation, it will receive 250,000 less Class A Common Shares than the number of RoyaLand shares of Class B Common Stock that it is exchanging in the Exchange and (2) Jean Claude Sindres (“Sindres”), in consideration for services rendered by him, (A) will receive 1,000,000 Class A Common Shares in exchange for 1,000,000 shares of the Class B Common Stock of RoyaLand held by him, and (B) since Sindres was allotted 100,000 Class A Common Shares of the Company upon its formation, he will receive 100,000 less Class A Common Shares than the number of RoyaLand shares of Class B Common Stock that he is exchanging in the Exchange.

(b) Delivery of RoyaLand Shares and Company Shares. On the Closing Date, automatically, and without any action on the part of the RoyaLand Stockholders, the Company shall become the sole owner of all of the RoyaLand Shares and any outstanding certificates representing the RoyaLand Shares shall cease to so represent RoyaLand Shares and shall only represent the right to receive Company Shares pursuant to this Agreement. If any RoyaLand Shares are currently represented by certificates the RoyaLand Stockholder holding such certificate shall promptly deliver the certificate to the Company’s secretary and the physical delivery of such certificate shall be a condition precedent to the Company’s obligation to issue the Company Shares.

2. REPRESENTATIONS AND WARRANTIES OF THE ROYALAND STOCKHOLDERS.

Each of the RoyaLand Stockholders hereby severally (and not jointly) represents and warrants to the Company with respect to itself, as follows:

(a) Good Title. The RoyaLand Stockholder is the record and beneficial owner, and has good title to its RoyaLand Shares, with the right and authority to sell and deliver such RoyaLand Shares. Upon delivery of the certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of the Company as the new owner of such RoyaLand Shares in the share register of RoyaLand, the Company will receive good title to such RoyaLand Shares, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, stockholder agreements and other encumbrances.

Organization. If an entity, the RoyaLand Stockholder is duly organized and validly existing in its jurisdiction of organization.

(c) Power and Authority. The RoyaLand Stockholder has the legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the RoyaLand Stockholder to enter into this Agreement and to carry out the Exchange have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the RoyaLand Stockholder, enforceable against the RoyaLand Stockholder in accordance with the terms hereof.

(d) No Conflicts. The execution and delivery of this Agreement by the RoyaLand Stockholder and the performance by the RoyaLand Stockholder of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign under any statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, or decree; (ii) will not violate any laws applicable to the RoyaLand Stockholder; and (iii) will not violate or breach any contractual obligation to which the RoyaLand Stockholder is a party.

(e) Litigation. There is no pending proceeding against the RoyaLand Stockholder that involves the RoyaLand Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, the Exchange and, to the knowledge of the RoyaLand Stockholder, no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.

(f) Legends. It is understood that the Company Shares, if certificated, will bear the following legend or one that is substantially similar to the following legend and if not certificated a book entry note with the following legend relating to the Company Shares shall be included in the official ledger of the Company:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(g) Additional Legend. Additionally, the Company Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

(h) Investment Representations. Each of the RoyaLand Stockholders represents and warrants to the Company as follows: The Company Shares are being acquired by the RoyaLand Stockholder for its account, for investment purposes and not with a view to the sale or distribution of all or any part of the Company Shares, nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act, and the rules and regulations promulgated thereunder. The RoyaLand Stockholder has sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of purchasing the Company Shares. The RoyaLand Stockholder has reviewed copies of such documents and other information as the RoyaLand Stockholder has deemed necessary in order to make an informed investment decision with respect to its acquisition of the Company Shares. The RoyaLand Stockholder understands that the Company Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Company Shares or an available exemption from registration under the Securities Act, the Company Shares must be held indefinitely. Further, the RoyaLand Stockholder understands and has the financial capability of assuming the economic risk of an investment in the Company Shares for an indefinite period of time. The RoyaLand Stockholder has been advised by the Company that the RoyaLand Stockholder will not be able to dispose of the Company Shares, or any interest therein, without first complying with the relevant provisions of the Securities Act and any applicable state securities laws. The RoyaLand Stockholder understands that the provisions of Rule 144 promulgated under the Securities Act, permitting the routine sales of the securities of certain issuers subject to the terms and conditions thereof, are not currently, and may not hereafter be, available with respect to the Company Shares. The RoyaLand Stockholder acknowledges that the Company is under no obligation to register the Company Shares or to furnish any information or take any other action to assist the undersigned in complying with the terms and conditions of any exemption which might be available under the Securities Act or any state securities laws with respect to sales of the Company Shares in the future. The RoyaLand Stockholder is an “Accredited Investor” as defined in rule 501(a) of Regulation D of the Securities Act.

(i) Market Standoff. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, each RoyaLand Stockholder agrees that no RoyaLand Stockholder shall directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Company Shares without the prior written consent of the Company or its managing underwriter. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed twelve (12) months plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions. Each RoyaLand Stockholder, in its capacity as a security holder of the Company as a result of the Exchange, agrees to execute and deliver any lock up agreement required by the underwriter for the Company’s initial public offering and all other documents and instruments and take all other actions necessary in connection with any such lock up agreement.

(j) RoyaLand Stockholders that are Not United States Persons. If the RoyaLand Stockholder is not a “U.S. Person,” as such term is defined in Regulation S promulgated under the Securities Act, the RoyaLand Stockholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Company Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the exchange of the Company Shares, (ii) any foreign exchange restrictions applicable to such exchange, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the exchange, holding, redemption, sale, or transfer of the Company Shares. The RoyaLand Stockholder’s subscription and payment for and continued beneficial ownership of the Company Shares will not violate any applicable securities or other laws of the RoyaLand Stockholder’s jurisdiction.

(o) Further Documentation. The RoyaLand Stockholders shall, upon request by RoyaLand, provide any additional certificates or representations required to establish an exemption from applicable securities legislation prior to the transfer of any RoyaLand Shares.

3. REPRESENTATIONS AND WARRANTIES OF ROYALAND.

RoyaLand hereby represents and warrants to the Company as follows:

(a) Organization, Standing and Power. RoyaLand is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. RoyaLand is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary.

(b) Authority; Execution and Delivery; Enforceability. RoyaLand has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Exchange. The execution and delivery by RoyaLand of this Agreement and the consummation by RoyaLand of the Exchange have been duly authorized and approved by the board of directors of RoyaLand and no other corporate proceedings on the part of RoyaLand are necessary to authorize this Agreement and the Exchange. When executed and delivered, this Agreement will be enforceable against RoyaLand in accordance with its terms.

(c) Capital Structure. The authorized capitalization of RoyaLand consists of 20,000,000 shares of Class A Common Stock, 230,000,000 shares of Class B Common Stock and 50,000,000 shares of Preferred Stock. Immediately prior to the Closing Date, RoyaLand will have (i) 6,500,000 shares of Class A Common Stock issued and outstanding, (ii) 5,500,000 of Class B Common Stock issued and outstanding, and (iii) no shares of Preferred Stock issued and outstanding. Except as set forth above, no shares or other voting securities of RoyaLand are issued, reserved for issuance or outstanding.

(d) No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the articles of incorporation, bylaws or other constituent instruments of RoyaLand; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which RoyaLand is a party or by or to which RoyaLand or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon RoyaLand, or upon the properties or business of RoyaLand; or (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of RoyaLand.

(e) Actions and Proceedings. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility against or affecting RoyaLand or any of its respective properties which adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the RoyaLand Shares.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to RoyaLand and the RoyaLand Stockholders as follows:

(a) Incorporation, Standing and Power. The Company is duly incorporated, validly existing and in good standing under the laws of Bermuda and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary.

(b) Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Exchange. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Exchange have been duly authorized and approved by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Exchange. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms.

(c) Capital Structure. The authorized share capital of the Company consists of 20,000,000 Class A Common Shares, 430,000,000 Class B Common Shares and 50,000,000 Preference Shares. Immediately prior to the Closing Date, the Company will have (i) 1,000,000 Class A Common Shares issued and outstanding, (ii) no Class B Common Shares issued and outstanding, and (iii) no Preference Shares issued and outstanding. Except as set forth above, no shares or other voting securities of the Company are issued, reserved for issuance or outstanding.

(d) No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the memorandum of association and bye-laws of the Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon the Company, or upon the properties or business of the Company; or (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of the Company.

(e) Actions and Proceedings. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility against or affecting the Company or any of its respective properties which adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Company Shares.

5. MISCELLANEOUS.

(a) Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

(b) Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by Company, a majority in interest of the RoyaLand Stockholders and RoyaLand.

(c) Assignment. This Agreement is not assignable except by operation of law.

(d) Notices. Until otherwise specified in writing, the mailing addresses of the parties of this Agreement shall be as set forth on the signature pages to this Agreement. Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

(e) Governing Law. This Agreement shall be construed, and the legal relations among the parties determined, in accordance with the laws of Bermuda, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

(f) Publicity. Save for any publication or other information requiring disclosure as part of the Company’s initial public offering or thereafter, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other parties, which in the case of the RoyaLand Stockholders, shall mean a majority of them in interest.

(g) Entire Agreement. This Agreement (including the exhibits hereto) contains the entire agreement among the parties with respect to the Exchange and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

(h) Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(i) Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

(j) Counterparts; Facsimile or Email Execution. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document. Facsimile, email or other means of electronic transmission execution and delivery of this Agreement is legal, valid and binding for all purposes.

(k) Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

(l) Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each of the parties hereto understands and acknowledges that the Exchange is being effected in connection with a proposed firm commitment underwritten initial public offering (the “Public Offering”) of the Company’s ordinary shares and each RoyaLand Stockholder agrees to cooperate and facilitate such Public Offering, including by completing any required director and officer questionnaires, FINRA questionnaires or similar questionnaires, providing consents and background information to permit background checks to be conducted by the underwriter for the Public Offering, providing information to satisfy the underwriter’s due diligence requirements, including the underwriter’s know your client and anti-money laundering obligations and take all such similar action and providing all such similar information as may be requested by the Company or its underwriter in connection with the Public Offering.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement on the date first above written.

The RoyaLand Company Ltd.

By:	/s/ Emanuele di Savoia
Name:	Emanuele di Savoia
Title:	Chief Executive Officer

Address:	C/O Conyers Corporate Services (Bermuda) Limited
2 Church Street, Hamilton, Pembroke, HM11
Bermuda
Email:	efdisavoia@gmail.com

RoyaLand Company

By:	/s/ Daniel J. McClory
Name:	Daniel J. McClory
Title:	President

Address:	6525 Gunpark Drive, Suite 370-103
Boulder, CO 80301 USA

Email:	dan@mcclory.net

RoyaLand Stockholders:

Emanuele di Savoia
Print Name Above

/s/ Emanuele di Savoia
Sign Above

If signer is an entity, specify name and title of authorized signer below:

Name:
Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement on the date first above written.

The RoyaLand Company Ltd.

By:	/s/ Emanuele di Savoia
Name:	Emanuele di Savoia
Title:	Chief Executive Officer

Address:	C/O Conyers Corporate Services (Bermuda) Limited
2 Church Street, Hamilton, Pembroke, HM11
Bermuda
Email:	efdisavoia@gmail.com

RoyaLand Company

By:	/s/ Daniel J. McClory
Name:	Daniel J. McClory
Title:	President

Address:	6525 Gunpark Drive, Suite 370-103
Boulder, CO 80301 USA

Email:	dan@mcclory.net

RoyaLand Stockholders:

Pinehurst Partners, LLC
Print Name Above

/s/ Daniel J. McClory
Sign Above

If signer is an entity, specify name and title of authorized signer below:

Name:	Daniel J. McClory
Title:	President

Address:	6525 Gunpark Drive, Suite 370-103
Boulder, CO 80301 USA

Email:	Dan@boustead1828.com

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement on the date first above written.

The RoyaLand Company Ltd.

By:	/s/ Emanuele di Savoia
Name:	Emanuele di Savoia
Title:	Chief Executive Officer

Address:	C/O Conyers Corporate Services (Bermuda) Limited
2 Church Street, Hamilton, Pembroke, HM11
Bermuda
Email:	efdisavoia@gmail.com

RoyaLand Company

By:	/s/ Daniel J. McClory
Name:	Daniel J. McClory
Title:	President

Address:	6525 Gunpark Drive, Suite 370-103
Boulder, CO 80301 USA

Email:	dan@mcclory.net

RoyaLand Stockholders:

Jean Claude Sindres
Print Name Above

/s/ Jean Claude Sindres
Sign Above

If signer is an entity, specify name and title of authorized signer below:

Name:
Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement on the date first above written.

The RoyaLand Company Ltd.

By:	/s/ Emanuele di Savoia
Name:	Emanuele di Savoia
Title:	Chief Executive Officer

Address:	C/O Conyers Corporate Services (Bermuda) Limited
2 Church Street, Hamilton, Pembroke, HM11
Bermuda
Email:	efdisavoia@gmail.com

RoyaLand Company

By:	/s/ Daniel J. McClory
Name:	Daniel J. McClory
Title:	President

Address:	6525 Gunpark Drive, Suite 370-103
Boulder, CO 80301 USA

Email:	dan@mcclory.net

RoyaLand Stockholders:

Giacomo Valentini
Print Name Above

/s/ Giacomo Valentini
Sign Above

If signer is an entity, specify name and title of authorized signer below:

Name:
Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement on the date first above written.

The RoyaLand Company Ltd.

By:	/s/ Emanuele di Savoia
Name:	Emanuele di Savoia
Title:	Chief Executive Officer

Address:	C/O Conyers Corporate Services (Bermuda) Limited
2 Church Street, Hamilton, Pembroke, HM11
Bermuda
Email:	efdisavoia@gmail.com

RoyaLand Company

By:	/s/ Daniel J. McClory
Name:	Daniel J. McClory
Title:	President

Address:	6525 Gunpark Drive, Suite 370-103
Boulder, CO 80301 USA

Email:	dan@mcclory.net

RoyaLand Stockholders:

Serge Karageorgevitch
Print Name Above

/s/ Serge Karageorgevitch
Sign Above

If signer is an entity, specify name and title of authorized signer below:

Name:
Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement on the date first above written.

The RoyaLand Company Ltd.

By:	/s/ Emanuele di Savoia
Name:	Emanuele di Savoia
Title:	Chief Executive Officer

Address:	C/O Conyers Corporate Services (Bermuda) Limited
2 Church Street, Hamilton, Pembroke, HM11
Bermuda
Email:	efdisavoia@gmail.com

RoyaLand Company

By:	/s/ Daniel J. McClory
Name:	Daniel J. McClory
Title:	President

Address:	6525 Gunpark Drive, Suite 370-103
Boulder, CO 80301 USA

Email:	dan@mcclory.net

RoyaLand Stockholders:

Daniel J. McClory
Print Name Above

/s/ Daniel J. McClory
Sign Above

If signer is an entity, specify name and title of authorized signer below:

Name:
Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement on the date first above written.

The RoyaLand Company Ltd.

By:	/s/ Emanuele di Savoia
Name:	Emanuele di Savoia
Title:	Chief Executive Officer

Address:	C/O Conyers Corporate Services (Bermuda) Limited
2 Church Street, Hamilton, Pembroke, HM11
Bermuda
Email:	efdisavoia@gmail.com

RoyaLand Company

By:	/s/ Daniel J. McClory
Name:	Daniel J. McClory
Title:	President

Address:	6525 Gunpark Drive, Suite 370-103
Boulder, CO 80301 USA

Email:	dan@mcclory.net

RoyaLand Stockholders:

Keith C Moore Consulting, Inc.
Print Name Above

/s/ Keith Moore
Sign Above

If signer is an entity, specify name and title of authorized signer below:

Name:	Keith Moore
Title:	Managing Member

Address:	318 N Carson Street, #208
Carson City, NV 89701

Email:	Keith@boustead1828.com

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement on the date first above written.

The RoyaLand Company Ltd.

By:	/s/ Emanuele di Savoia
Name:	Emanuele di Savoia
Title:	Chief Executive Officer

Address:	C/O Conyers Corporate Services (Bermuda) Limited
2 Church Street, Hamilton, Pembroke, HM11
Bermuda
Email:	efdisavoia@gmail.com

RoyaLand Company

By:	/s/ Daniel J. McClory
Name:	Daniel J. McClory
Title:	President

Address:	6525 Gunpark Drive, Suite 370-103
Boulder, CO 80301 USA

Email:	dan@mcclory.net

RoyaLand Stockholders:

Latigo Partners, LLC
Print Name Above

/s/ Keith Moore
Sign Above

If signer is an entity, specify name and title of authorized signer below:

Name:	Keith Moore
Title:	Managing Member

Address:	318 N Carson Street, #208
Carson City, NV 89701

Email:	Keith@boustead1828.com

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement on the date first above written.

The RoyaLand Company Ltd.

By:	/s/ Emanuele di Savoia
Name:	Emanuele di Savoia
Title:	Chief Executive Officer

Address:	C/O Conyers Corporate Services (Bermuda) Limited
2 Church Street, Hamilton, Pembroke, HM11
Bermuda
Email:	efdisavoia@gmail.com

RoyaLand Company

By:	/s/ Daniel J. McClory
Name:	Daniel J. McClory
Title:	President

Address:	6525 Gunpark Drive, Suite 370-103
Boulder, CO 80301 USA

Email:	dan@mcclory.net

RoyaLand Stockholders:

BaseStones, Inc.
Print Name Above

/s/ Eli Ansari
Sign Above

If signer is an entity, specify name and title of authorized signer below:

Name:	Eli Ansari
Title:	CEO

Address:

Email:	eli-ansari@outlook.com

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement on the date first above written.

The RoyaLand Company Ltd.

By:	/s/ Emanuele di Savoia
Name:	Emanuele di Savoia
Title:	Chief Executive Officer

Address:	C/O Conyers Corporate Services (Bermuda) Limited
2 Church Street, Hamilton, Pembroke, HM11
Bermuda
Email:	efdisavoia@gmail.com

RoyaLand Company

By:	/s/ Daniel J. McClory
Name:	Daniel J. McClory
Title:	President

Address:	6525 Gunpark Drive, Suite 370-103
Boulder, CO 80301 USA

Email:	dan@mcclory.net

RoyaLand Stockholders:

Wing Kai Lam
Print Name Above

/s/ Wing Kai Lam
Sign Above

If signer is an entity, specify name and title of authorized signer below:

Name:
Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement on the date first above written.

The RoyaLand Company Ltd.

By:	/s/ Emanuele di Savoia
Name:	Emanuele di Savoia
Title:	Chief Executive Officer

Address:	C/O Conyers Corporate Services (Bermuda) Limited
2 Church Street, Hamilton, Pembroke, HM11
Bermuda
Email:	efdisavoia@gmail.com

RoyaLand Company

By:	/s/ Daniel J. McClory
Name:	Daniel J. McClory
Title:	President

Address:	6525 Gunpark Drive, Suite 370-103
Boulder, CO 80301 USA

Email:	dan@mcclory.net

RoyaLand Stockholders:

Cryptocurrency Central Bank Foundation
Print Name Above

/s/ Tomabechi Hideto
Sign Above

If signer is an entity, specify name and title of authorized signer below:

Name:	Tomabechi Hideto
Title:	Chairman & CEO

Address:	7-5-11-702 Roppongi, Minato-ku
Tokyo 106-0032 Japan

Email:	drtomabechi@me.com

EXHIBIT A

Name of RoyaLand Stockholder	Number of Class A RoyaLand Shares to be Exchanged	Number of Class B RoyaLand Shares to be Exchanged	Number of Class A Company Shares to be Received	Number of Class B Company Shares to be Received
Emanuele Filiberto di Savoia (1)	6,500,000	-	5,850,000	-
Pinehurst Partners, LLC (2)	-	2,500,000	2,250,000	-
Jean Claude Sindres (3)	-	1,000,000	900,000	-
Giacomo Valentini	-	200,000	-	200,000
Serge Karageorgevitch	-	100,000	-	100,000
Daniel J. McClory	-	600,000	-	600,000
Keith C Moore Consulting, Inc.	-	200,000	-	200,000
Latigo Partners, LLC	-	400,000	-	400,000
BaseStones, Inc.	-	200,000	-	200,000
Wing Kai Lam	-	100,000	-	100,000
Cryptocurrency Central Bank Foundation	-	200,000	-	200,000
TOTALS	6,500,000	5,500,000	9,000,000	2,000,000

(1)	Emanuele Filiberto di Savoia was allotted 650,000 Class A Common Shares of the Company upon its formation, he will receive 650,000 less Class A Common Shares than the number of RoyaLand shares of Class A Common Stock that he is exchanging in the Exchange.

(2)	Pinehurst Partners, LLC, in consideration for services rendered by its affiliate, Daniel J. McClory, will receive 2,500,000 Class A Common Shares in exchange for 2,500,000 shares of the Class B Common Stock of RoyaLand held by it and since it was allotted 250,000 Class A Common Shares of the Company upon its formation, it will receive 250,000 less Class A Common Shares than the number of RoyaLand shares of Class B Common Stock that it is exchanging in the Exchange.

(3)	Jean Claude Sindres, in consideration for services rendered by him, will receive 1,000,000 Class A Common Shares in exchange for 1,000,000 shares of the Class B Common Stock of RoyaLand held by him and since he was allotted 100,000 Class A Common Shares of the Company upon its formation, he will receive 100,000 less Class A Common Shares than the number of RoyaLand shares of Class B Common Stock that he is exchanging in the Exchange.